SEC Reference 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Eco Science Solutions, Inc., a Nevada corporation (the "Company"), on Form 10-Q for the three month period ended April 30, 2019 as filed with the Securities and Exchange Commission (the "Report"), I, Don Lee Taylor, Principal Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Don LeeTaylor
Don Lee Taylor
Principal Financial Officer
Date: July 1, 2019